Corporate Relations One Market, Spear Tower Suite 2400 San Francisco, CA 94105 1-800-743-6397	Exhibit 99.1

FOR IMMEDIATE RELEASE	August 5, 2009

PG&E CORPORATION REPORTS SECOND QUARTER EARNINGS; REAFFIRMS GUIDANCE

▪	Net income after dividends on preferred stock reported under GAAP was $388 million, or $1.02 per share.

▪	On a non-GAAP basis, earnings from operations were $315 million, or $0.83 per share.

▪	Guidance for earnings from operations is reaffirmed for 2009, 2010, and 2011.

(San Francisco) – PG&E Corporation’s (NYSE: PCG) net income after dividends on preferred stock (also called “income available for common shareholders”) was $388 million, or $1.02 per share, in the second quarter ended June 30, 2009, as reported in accordance with generally accepted accounting principles (GAAP). The second quarter included a $0.15 per share item relating to a tax refund and a $0.07 per share item relating to the recovery of costs incurred in prior years.  On a non-GAAP basis, PG&E Corporation’s earnings from operations were $315 million, or $0.83 per share, in the second quarter of 2009. In the same period last year, net income after dividends on preferred stock and earnings from operations were both $293 million, or $0.80 per share.

The quarter-over-quarter increase in earnings from operations primarily reflects higher authorized revenues associated with additional capital investments in Pacific Gas and Electric Company’s (Utility) core infrastructure, partially offset by expenses for environmental remediation activities.

 “We continue to focus on strengthening our operations, investing in our energy infrastructure, and providing excellent customer service,” said Peter A. Darbee, Chairman, CEO, and President of PG&E Corporation.

Earnings Guidance

PG&E Corporation reaffirms its previous guidance for earnings from operations in the range of $3.15-$3.25 per share for 2009, $3.35-$3.50 per share for 2010, and $3.65-$3.85 per share for 2011.
Guidance is based on various assumptions, including that the Utility maintains a ratemaking capital structure of 52 percent equity and an authorized return on equity of 11.45 percent, while growing its asset base, earning incentive revenues for energy efficiency achievements, and realizing cost savings from operational changes and efficiencies in amounts consistent with ranges provided at the company’s February 2009 Investor Conference.
Guidance for 2009 excludes three items impacting comparability forecasted to total between $0.06 and $0.08 per share for the year.  Two of these items -  prior year tax refunds approved by the Internal Revenue Service, and the recovery of costs previously incurred in connection with California Public Utilities Commission (CPUC)-mandated efforts to determine the market value of the Utility’s hydroelectric generation facilities in 2000 and 2001 - have been recognized in the second quarter, as noted above.  The third item consists of the Utility’s projected costs of accelerating natural gas system integrity surveys and associated maintenance work.  When added to earnings per share guidance on an earnings from operations basis, the net effect of these items impacting comparability results in 2009 GAAP guidance of $3.21 to $3.33 per share.
PG&E Corporation discloses historical financial results and provides earnings per share guidance using “earnings from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that do not reflect the normal course of operations. Earnings from operations are not a substitute or alternative for net income after dividends on preferred stock presented in accordance with GAAP (see the accompanying financial tables for a reconciliation of results and guidance based on earnings from operations to results and guidance calculated in accordance with GAAP).

Supplemental Financial Information:

•
In addition to the financial information accompanying this release, an expanded package of supplemental financial and operational information for the quarter will be furnished to the Securities and Exchange Commission and also will be available shortly on PG&E Corporation’s website (www.pgecorp.com).

Conference Call with the Financial Community to Discuss Second Quarter Results:

•
Today’s call at 10:30 a.m. Eastern time is open to the public on a listen-only basis via webcast. Please visit www.pgecorp.com for more information and instructions for accessing the webcast. The call will be archived on the website. Also, a toll-free replay will be accessible shortly after the live call through 9:00 p.m. Eastern time, on August 12, 2009, by dialing 866-415-9493. International callers may dial 585-419-6446. For both domestic and international callers, a confirmation code 0805 will be required to access the replay.

This press release and the tables contain forward-looking statements regarding management’s guidance for PG&E Corporation’s 2009, 2010 and 2011 earnings per share from operations that are based on current expectations and various assumptions that management believes are reasonable. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to manage capital expenditures and its operating and maintenance expenses within authorized levels;

•	the outcome of pending and future regulatory proceedings and whether the Utility is able to timely recover its costs through rates;

•
the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets, including the ability of the Utility and its counterparties to post or return collateral;

•
the effect of weather, storms, earthquakes, floods, disease, other natural disasters, explosions, fires, accidents, mechanical breakdowns, disruption of information technology and computer systems, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology, including the development of alternative energy sources, or other reasons;

•
operating performance of the Utility’s Diablo Canyon Power Plant (“Diablo Canyon”), the availability of nuclear fuel, the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;

•
whether the Utility can maintain the cost savings that it has recognized from operating efficiencies that it has achieved and identify and successfully implement additional sustainable cost-saving measures;

•	whether the Utility incurs substantial expense to improve the safety and reliability of its electric and natural gas systems;

•	whether the Utility achieves the CPUC’s energy efficiency targets and recognizes any incentives that the Utility may earn in a timely manner;

•	the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•
the impact of changing wholesale electric or gas market rules, including the impact of future Federal Energy Regulatory Commission-ordered changes that will be incorporated into the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator to restructure the California wholesale electricity market;

•	how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;

•	the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from insurance, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•	the effect of municipalization, direct access, community choice aggregation, or other forms of bypass;

•	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations; and

•	other factors and risks discussed in PG&E Corporation’s and the Utility’s 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
	(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating Revenues
Electric	$2,554	$2,645	$4,980	$5,159
Natural gas	640	933	1,645	2,152
Total operating revenues	3,194	3,578	6,625	7,311
Operating Expenses
Cost of electricity	883	1,097	1,766	2,124
Cost of natural gas	188	487	745	1,262
Operating and maintenance	1,038	991	2,097	2,027
Depreciation, amortization, and decommissioning	429	419	848	821
Total operating expenses	2,538	2,994	5,456	6,234
Operating Income	656	584	1,169	1,077
Interest income	17	33	26	59
Interest expense	(178)	(185)	(359)	(372)
Other income, net	22	5	40	10
Income Before Income Taxes	517	437	876	774
Income tax provision	125	140	240	250
Net Income	392	297	636	524
Preferred stock dividend requirement of subsidiary	4	4	7	7
Income Available for Common Shareholders	$388	$293	$629	$517
Weighted Average Common Shares Outstanding, Basic	368	356	366	355
Weighted Average Common Shares Outstanding, Diluted	369	357	367	356
Net Earnings Per Common Share, Basic	$1.03	$0.80	$1.68	$1.42
Net Earnings Per Common Share, Diluted	$1.02	$0.80	$1.67	$1.42
Dividends Declared Per Common Share	$0.42	$0.39	$0.84	$0.78

Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP)
Second Quarter and Year-to-Date, 2009 vs. 2008
(in millions, except per share amounts)

	Three months ended June 30,				Six months ended June 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2009	2008	2009	2008	2009	2008	2009	2008

PG&E Corporation Earnings from Operations (1)	$315	$293	$0.83	$0.80	$561	$517	$1.49	$1.42
Items Impacting Comparability: (2)
Tax refund (3)	56	-	0.15	-	56	-	0.15	-
Recovery of hydro divestiture costs (4)	28	-	0.07	-	28	-	0.07	-
Accelerated work on gas system (5)	(11)	-	(0.03)	-	(16)	-	(0.04)	-
PG&E Corporation Earnings on a GAAP basis	$388	$293	$1.02	$0.80	$629	$517	$1.67	$1.42

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
For the three and six months ended June 30, 2009, PG&E Corporation recognized $56 million, after-tax, for the interest benefit related to the federal tax refund, as a result of the approval by the Joint Committee of Taxation of deferred gain treatment for power plant sales in 1998 and 1999.

4.
For the three and six months ended June 30, 2009, PG&E Corporation recognized $28 million, after-tax, related to the California Public Utilities Commission’s (“CPUC”) authorized recovery of costs incurred in connection with efforts to determine the market value of hydroelectric generation facilities in 2000-2001.

5.
For the three and six months ended June 30, 2009, PG&E Corporation incurred $11 million and $16 million, respectively, after-tax, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Second Quarter and Year-to-Date, 2009 vs. 2008
(in millions)

	Three months ended June 30,		Six months ended June 30,

	Earnings		Earnings
	2009	2008	2009	2008
Pacific Gas and Electric Company Earnings from Operations (1)	$314	$309	$555	$542
Items Impacting Comparability: (2)
Tax Refund (3)	56	-	56	-
Recovery of hydro divestiture costs (4)	28	-	28	-
Accelerated work on gas system (5)	(11)	-	(16)	-
Pacific Gas and Electric Company Earnings on a GAAP basis	$387	$309	$623	$542

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company recognized $56 million, after-tax, for the interest benefit related to the federal tax refund, as a result of the approval by the Joint Committee of Taxation of deferred gain treatment for power plant sales in 1998 and 1999.

4.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company recognized $28 million, after-tax, related to the CPUC’s authorized recovery of costs incurred in connection with efforts to determine the market value of hydroelectric generation facilities in 2000-2001.

5.
For the three and six months ended June 30, 2009, Pacific Gas and Electric Company incurred $11 million and $16 million, respectively, after-tax, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

PG&E Corporation Earnings per Common Share (“EPS”) from Operations
Second Quarter and Year-to-Date, 2009 vs. 2008
($/Share, Diluted)

Q2 2008 EPS from Operations (1)	$0.80

Increase in rate base revenues	0.06
Miscellaneous items	0.02

Environmental remediation	(0.02)
Increase in shares outstanding	(0.03)
Q2 2009 EPS from Operations (1)	$0.83

Q2 2008 YTD EPS from Operations (1)	$1.42

Increase in rate base revenues	0.13
Storm and outage expenses (2)	0.07

Severance	(0.01)
Environmental remediation	(0.02)
Uncollectibles expense, net	(0.02)
Increase in shares outstanding	(0.04)
Miscellaneous items	(0.04)
Q2 2009 YTD EPS from Operations (1)	$1.49

1.
For a reconciliation of EPS from operations to EPS on a GAAP basis, see table titled Reconciliation of PG&E Corporation’s Earnings From Operations to Consolidated Income Available for Common Shareholders in Accordance with GAAP.

2.	Costs incurred due to storms and outages in 2008 with no similar costs in 2009.

PG&E Corporation EPS Guidance

2009 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.15	$3.25

Estimated Items Impacting Comparability (1)
Tax refunds (2)	0.15	0.15
Recovery of hydro divestiture costs (3)	0.07	0.07
Accelerated work on gas system (4)	(0.16)	(0.14)

Estimated EPS on a GAAP Basis	$3.21	$3.33

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50

Estimated Items Impacting Comparability	-	-

Estimated EPS on a GAAP Basis	$3.35	$3.50

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.85

Estimated Items Impacting Comparability	-	-

Estimated EPS on a GAAP Basis	$3.65	$3.85

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in Accordance with GAAP.
2.	In June 2009, the Joint Committee of Taxation approved deferred gain treatment for power plant sales in 1998 and 1999. This amount recognizes the interest benefit related to the federal tax refund.
3.	On April 16, 2009, the CPUC authorized recovery of costs incurred in connection with efforts to determine the market value of hydroelectric generation facilities.
4.	Forecast costs to perform accelerated system-wide gas integrity surveys and associated remedial work.

Management's guidance for PG&E Corporation’s 2009, 2010, and 2011 EPS from operations constitute forward-looking statements that are based on current expectations and various assumptions which management believes are reasonable. These statements and assumptions are necessarily subject to various risk and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. For a discussion of the factors that could cause actual results to differ materially see the factors listed in the attached press release and the discussion of risk factors in PG&E Corporation and Pacific Gas and Electric Company’s 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.